Scandinavian Energy Finance Limited




                                       and




         Gigantissimo 2321 AB to be renamed Narvarme Acquisition III AB


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                               FINANCING AGREEMENT


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


















                               FINANCING AGREEMENT




This financing agreement (the "Agreement") is made on March 11, 2002


BETWEEN

1. Scandinavian Energy Finance Limited, a company incorporated in Ireland, with the address c/o Michael Ryan, McCann Fitzgerald, 2 Harbourmaster Place, International Financial Service Centre, Dublin 1, Ireland, (the "Lender"); and


2. Gigantissimo 2321 AB (name to be changed to Narvarme Acquisition III AB, (reg no 556614-6642), a company incorporated in Sweden, with the address Kanalvagen 15, 183 85 Taby, Sweden, (the "the Company").


     The Lender and the Company are jointly referred to as the "Parties" and each a "Party".

WHEREAS

1. The Company shall issue a convertible debenture loan (the "Convertible") to be subscribed for by the Lender subject to the terms and conditions herein.

2. A prerequisite for the Lender's subscription of the Convertible is the Parties' agreement that the Company shall fulfil certain conditions as set out in this Agreement.


THEREFORE


the Parties agree as follows.

1.    Definitions

      All the references to the following definitions in these terms and conditions shall have the meaning presented below:

           "Affiliate"          means in relation to any shareholder, any
                                company when more than 50 % of the voting rights attached to the share capital is owned directly or indirectly by that shareholder or which is under the control of that shareholder or any related person as defined in section 12.7 of the Act.

           "Available           Cash" means all cash from all sources held by
                                the Company and its affiliates (the "Group") which may be used to pay interest and principal under the Convertible without violating applicable law, any contractual covenants binding on the Group previously consented for by the Creditors holding a majority of the amount of the Convertible from time to time and which is not required to pay future expenses of the Group in the judgement of the Creditors holding a majority of the amount of this debenture from time to time

           "Company"            Gigantissimo  2321  AB  to  be  renamed Narvarme
                                Acquisition  III AB, company registration number
                                556614-6642

           "Creditor"           a person in possession of a convertible note



           "Environmental Laws" shall mean all applicable federal, provincial, municipal, or local laws, statutes, regulations, rules, ordinances, orders or decisions and all common law requirements, relating to the environment; health and occupational safety.

           "Event of Default" means the events as set out in Sections 10.2 -
           10.5 below.

           "Hazardous Substances" includes, any contaminants, pollutants, dangerous substances, liquid wastes, industrial wastes, hauled liquid wastes, toxic substances, hazardous wastes, hazardous materials or hazardous substances whatsoever nature and type, that are regulated by or form the basic of liability under any Environmental Laws.

           "Material Agreements" shall mean any contract representing 3 % or more of gross revenue.

           "Permitted Liens" means the liens as set out in Schedule 2 to this Agreement.

           "Permits" shall include all permits, certificates, approvals, registrations and licenses issued by any ministry, department, administrative or regulatory agency.

           "Person" shall mean any person not being a party to this Agreement.

           "Release" includes releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping.

           "Swedish Generally Accepted Accounting Principles" shall mean the accounting principles that are in accordance with applicable laws and general accepted accounting in Sweden.



2.         Postponement of interest and principal

           Under the terms of the Convertible the Company may at its own discretion postpone payment of interest. The parties agree that the Company shall only make such postponement if and to the extent there is no Available Cash as defined herein.

3.       The Convertible

3.1 The Shareholder have passed a resolution to issue the Convertible in accordance with the terms attached hereto as Schedule 1.

3.2 The Convertible shall be subscribed for by the Lender subject to the terms and conditions herein.


4.       Forthwith termination

         According to the terms of the Convertible, the Lender has a right to call for immediate payment upon 30 days written notice. The Parties have agreed that the Lender shall not use this possibility under the Convertible as long as there is no Event of Default under this Agreement or any corresponding events of default under any indebtedness in excess of SEK 500,000 to which the Group is a party.

5.       Reporting covenants

5.1 The Company shall provide unaudited consolidated quarterly financial statements within 45 days of quarter end and audited annual consolidated financial statements including balance sheets, profit and loss statements and cash flow statement within 120 days of each fiscal year end. All quarterly financial statements to be accompanied by a certificate of no default setting out compliance calculations. In addition the Company shall issue monthly, operating statements within 15 days of month end for each district heating system operated by the Company and its direct and indirect subsidiaries.

6.       Positive covenants

6.1 So long as any amounts remain outstanding and unpaid under the convertible loans the Company will, and will ensure that its direct and indirect subsidiaries will:

6.1.1 Pay all amounts of principal and interest on the dates, times and at the place specified in the Terms or under any other agreement between the Lender and the Company.

6.1.2 Advise Lender of any change in the amount and the terms of any credit arrangement made with other permitted lenders or any action taken by another lender to recover amounts outstanding with such other lender.

6.1.3 Advise promptly after the happening of any event which will result in a material adverse change in the financial condition, business, operations, or prospects of the Company or its direct and indirect subsidiaries or the occurrence of any Event of Default or default under the Convertible or under any other agreement for borrowed money.

6.1.4 Do all things necessary to maintain in good standing its corporate existence and preserve and keep all material agreements, rights, franchises, licences, operations, contracts or other arrangements in full force and effect.

6.1.5 Pay all taxes, assessments and government charges, unless such taxes, assessments, or charges are being contested in good faith and appropriate reserves shall be made with funds set aside in a separate trust fund.

6.1.6 Provide Lender and its representatives including, without limitation, EIC Partners AG with information and financial data as it may reasonably request from time to time.

6.1.7 Maintain property, plant and equipment in good repair and working condition with reasonable wear and tear excepted.

6.1.8 Inform Lender of any actual or threatened litigation and furnish the Lender with copies of details of any litigation or other proceedings, which might materially and adversely affect the financial condition, business, operations, or prospects of the Company.

6.1.9 Continue to carry on the business substantially currently being carried on by the Company and its direct and indirect subsidiaries at the date hereof.

6.1.10 Maintain adequate insurance on all of its assets, undertakings, and business risks.

6.1.11 Permit Lender or its authorised representatives, including without limitation EIC Partners AG, full and reasonable advance notice to its premises, business, financial and computer records and allow the duplication or extraction of adequate information therefrom.

6.1.12     Comply with applicable environmental regulations at all times.

6.1.13 Comply with contractual obligations and laws, including payment of taxes.

6.1.14 remains in the district energy business and maintaining all requisite licenses to do so.

6.1.15 comply and cause its direct and indirect subsidiaries to comply with all obligations to Lantbrukskredit relating to loans made by Lantbrukskredit to the Company and/or its subsidiaries.

6.1.16 maintain the legally required ratio between equity and registered share capital of the Group.

6.1.17 comply with the reasonable requests for co-operation from Lender's financial services consultant EIC Partners AG.

6.2 The Company and its subsidiaries have acquired certain assets and shares from Narvarme Sverige AB and Varmeland Teknik AB and their Affiliates pursuant to (i) a Share Sale and Purchase Agreement by and among Varmeland Teknik AB and Gigantissimo 2324 AB (ii) an Asset Purchase Agreement regarding acquisition of assets by Gigantissimo 2323 AB (iii) an Asset Purchase Agreement regarding acquisition of assets by Gigantissimo 2321 AB and related agreements including without limitation an Indemnification and Escrow Agreement by and among the parties to the aforementioned agreements (collectively the "Acquisition Agreements"). The Company shall, and shall cause its subsidiaries to, enforce all of their rights against the respective Sellers under such Acquisition Agreements in a diligent manner and shall keep Lender fully informed respecting such enforcement actions.


7.         Negative covenants

7.1 So long as any amounts remain outstanding under the convertible loans the Company will not and will ensure that its direct and indirect subsidiaries do not without the written consent of the Lender:

7.1.1 Create, incur, assume, or suffer to exist, any mortgage, deed of trust, pledge, lien, security interest, assignment, charge, or encumbrance (including without limitation, any conditional sale, or other title retention agreement, or finance lease) of any nature, respect to any of its assets or undertakings, now owned or hereafter acquired, except for those Permitted Liens set out in Schedule 2.

7.1.2 Create, incur, assume, or suffer to exist any other outside indebtedness for borrowed money (except for SEK 30,000,000 convertible debenture issued to Lansforsakringar indebtedness resulting from Permitted Liens, if any) or guarantee or act as surely or agree to indemnify the debts of any other Person.

7.1.3 Merge or consolidate with any other outside Person, or acquire all or substantially all of the shares, assets or business of any other Person.

7.1.4 Sell, lease, assign, transfer, convey or otherwise dispose of any of its now owned or hereafter acquired assets (including, without limitation, shares of stock and indebtedness of subsidiaries, receivables and leasehold interests), except for inventory disposed of in the ordinary course of business and replacement of equipment in the ordinary course of business.


7.1.5 Cease to carry on the business currently being carried on by each of the Company and its direct or indirect subsidiaries at the date hereof.

7.1.6 Permit any change of ownership or change in the capital structure of the Company or direct or indirect subsidiaries except in connection with the conversion of the convertible debentures issued by the Company to Lansforsakringar and the Lender or in connection with the exercise of the option granted by Goran Ernstson to the Lender respecting his shares in the Company.

7.1.7 Make third party guarantees without Lender's prior written consent (i.e. the Company will not provide its guarantee to anyone else including parent or related entities).

7.1.8 Effect a change in control of the Company or its direct or indirect subsidiaries except in connection with the conversion of the convertible debentures issued by the Company to Lansforsakringar and the Lender or in connection with the exercise of the option granted by Goran Ernstson to the Lender respecting his shares in the Company.

7.1.9 Enter into any further outside divestitures, investments, mergers, amalgamations or consolidations without Lender's prior written consent.

7.1.10     Pledge any security to any other party.

7.1.11     Permit any amendment or termination of material contracts.

7.1.12 Prepay any contractual obligations before they become due or prepay any amounts due under the Convertible prior to January 1, 2005.

7.1.13 Replace, amend or alternate the Articles of Association of the Company or its direct or indirect subsidiaries.

7.1.14 Enter into or grant any options to subscribe for shares or issue any securities convertible into shares or enter into any agreement for the same.

7.1.15     Voluntarily liquidate or wind-up the Company.

7.1.16     Change the place of the registered office of the Company.

7.1.17 Reduce the capital by redemption of shares or any equivalent procedure.

7.1.18 Distribute profits by dividends or any other form of shareholders benefit unless so required by law or approved by the Lender.

7.1.19 Enter into any agreement which would likely have a material effect on the Company. "Material for these purposes is an agreement that has gross revenues or costs of more than SEK 500,000 per annum or which otherwise would likely have a material effect on the operations financial conditions, assets, business or prospects of the Company or its direct or indirect subsidiaries.

7.1.20 Enter into, terminate or modify any agreement between the Company, its direct or indirect subsidiaries on the one hand and any managing director, shareholder (other than a Group Company), employee or Affiliate of the same on the other hand.

7.1.21 Appoint or dismiss a managing director, a finance director or a technical director without the prior approval of Lender which approval shall not be unreasonably withheld or delayed.

7.1.22 Enter into any transaction or make any expenditures which separately or in the aggregate result in a material deviation from the budget approved by the Lender pursuant to Section 8 below.

7.1.23     Agree or commit to do any of the foregoing.

7.2 The provisions of Section 7 shall not prevent the Company from paying Ernstson such amount as is necessary to make Ernstson whole (including settlement costs and reasonable legal, accounting and other expenses for investigation or defence) on an after tax basis for any wealth tax payable by him in connection with his ownership of shares of the Company Swedco 3 provided that Ernstson advises Lantbrukskredit, SEFL and Lansforsakringar of any such tax assessed and takes any reasonable lawful action jointly suggested by Lantbrukskredit, SEFL and Lansforsakringar to reduce such tax liability before paying such tax.

7.3 Lender undertakes not to and to cause its affiliates from time to time not to make or submit any claim against Goran Ernstson regarding any matter resulting from, arising out of or relating to this Agreement or the Loans described herein, provided that this restriction shall not prevent claims against Ersntson based on actions, measures or omissions by Ernstson after the closing date which constitute gross negligence or fraud or other criminal acts or a knowing violation of the Swedish Companies Act or a breach of an agreement to which Ernstson is a party or breach of any agreement to which the Company or its direct or indirect subsidiaries is a party committed by a the Company or its direct or indirect subsidiaries, if such breach is knowingly caused by the intentional acts of Ernstson.


8.         Budget

           On or before December 1 at each year, the Company shall submit an operating and capital budget for the coming calendar year for the Company and its direct and indirect subsidiaries to be approved by the Lender.



9.         Representations and warranties

9.1 The Company hereby represents and warrants, which representations and warranties shall be deemed to be continually repeated so long as any amounts remain outstanding and unpaid.

9.1.1 The Company and each of its direct and indirect subsidiaries are corporations duly incorporated and organised, validly existing and in good standing under the laws of Sweden and the Company and each of its direct and indirect subsidiaries has adequate corporate power and authority to carry on its business, own property, borrow monies and enter into agreements therefor and observe and perform the terms and provisions of this Agreement and the Convertibles.

9.1.2 There are no laws, statutes or regulations applicable to or binding upon the Company and no provisions in its charter documents or in any by laws, resolutions, contracts, agreements, or arrangements which would be contravened, breached, or violated as a result of the execution, delivery, performance, observance, of any terms of this Agreement or the Convertibles.

9.1.3 No Event of Default has occurred nor has any event occurred which, with the passage of time or the giving of notice, would constitute a default under any other agreement for borrowed money in excess of SEK 500,000.

9.1.4 There are no actions, suits, or proceedings, including appeals or applications for review, or any knowledge of pending actions, suits, or proceedings against the Company or its subsidiaries, before any court or administrative agency which would result in any material adverse change in the property, assets, financial condition, business or operations of the Company or its direct or indirect subsidiaries.

9.1.5 All material authorisations, approvals, consents, licenses, exemptions, filings, registrations and other requirements of governmental, judicial and public bodies and authorities required to carry on its business and the business of its direct and indirect subsidiaries have been or will be obtained or affected and are or will be in full force and effect.

9.1.6 The financial statements delivered to Lender fairly present the financial position of the Company and its direct and indirect subsidiaries as at the dates and with respect to the periods applicable to such financial statements, and have been prepared by the Company in accordance with Swedish Generally Accepted Accounting Principles consistently applied.

9.1.7 All of the remittances required to be made by the Company and its direct and indirect subsidiaries to the federal government and all provincial and municipal governments have been made, are currently up to date and there are no outstanding affairs. Without limiting the foregoing, all employee source deductions, sales taxes, corporate income taxes, corporate capital taxes, payroll taxes and workers' compensation dues are currently paid and up to date except for those remittances being contested in good faith and adequately reserved for.



10.       Environmental representations and warranties

10.1 The Company represents and warrants (which representation and warranty shall continue throughout the term of this Agreement) that:

           the business, properties and operations of the Company and its direct and indirect subsidiaries have been and are in material compliance with all Environmental Laws and Permits.

10.2 The Company and its direct and indirect subsidiaries have received no written notice of violation respecting Environmental Laws and Permits, and do not know of any facts which could give rise to such notice of violation. If the Company or its direct or indirect subsidiaries receive a notice respecting Environmental Laws and Permits, or are aware that a notice is about to be filed, the Company shall provide the Lender with a copy of such notice or information promptly upon receipt thereof.

10.3 The Company and its direct and indirect subsidiaries have not received any written request for information in connection with any federal, provincial, municipal or local inquiries as to Hazardous Substances or otherwise.

10.4 To the best of the Company's knowledge after due inquiry and investigation the Company and its direct and indirect subsidiaries have not used any of their facilities, or permitted them to be used, to generate, manufacture, refine, trust, transport, store, handle, dispose, transfer, produce or process Hazardous Substances except in material compliance with all Environmental Laws.

10.5 The Company and its subsidiaries have no material contingent liability of which the Company has actual knowledge in connection with the disposal, release or existence of Hazardous Substances on or offsite of their property or any facility owned or operated by third parties, but with respect to which the Company is alleged to have liability.

10.6 To the best of the Company's knowledge the Company and its subsidiaries have never been convicted of an offence for non-compliance with any Environmental Laws or been fined or otherwise sentenced or settled such prosecution short of conviction.

10.7 To the best of the Company's knowledge the Company has never defaulted in reporting to the proper authority on the happening of a substantial occurrence requiring it by Environmental Laws to do so.

10.8 The Company shall, at the request of the Lender from time to time, and at the Company's expense, obtain and provide to the Lender an environmental audit or inspection report of the property from auditors or inspectors acceptable to the Lender.

10.9 The Company hereby indemnifies the Lender, its officers, directors, employees, agents and shareholders, and agrees to hold each of them harmless from all loss, claims, damages, expenses (including legal and audit expenses) which may be suffered of incurred in connection with the indebtedness under this Agreement unless such loss, claims, damages and expenses are caused by the negligent, wilful or unlawful acts or omissions of the Lender or its agents. The Lender will not settle any lawsuit or proceeding for which the Company must indemnify the Lender pursuant to the terms hereof without the prior consent of the Company, such consent not to be unreasonably withheld.


11.        Events of Default

11.1       The following events are deemed as Events of Default:

11.1.1 Non-payment of outstanding interest or principal when due except when payments are postponed in accordance with the terms of the Convertible.

11.1.2 If any representation, warranty or statement made hereunder or made in connection with the execution and delivery of this Agreement is materially false or misleading at any time.

11.1.3 If there is a breach or non-performance or non-observance of any term or condition of this Agreement except as described in Section 12.1.1 and, if such default is capable of being remedied, the default continues unremedied for 30 Days after written notice to the Company of the occurrence.

11.1.4 If the Company or any one of its direct or indirect subsidiaries makes a general assignment for the benefit of creditors, files or presents a position, makes a proposal or commits any act of bankruptcy, or if any action is taken for the winding up, liquidation or the appointment of a liquidator, trustee in bankruptcy, custodian, curator, receiver or any other officer with similar powers or if a judgement or order shall be entered by any court approving a petition for reorganization, arrangement or composition of or in respect of the Company or any of its direct or indirect subsidiaries or if the Company or any of its direct or indirect subsidiaries is insolvent or declared bankrupt.

11.1.5 If there exists a suspension of business by the Company for a period equal to 20 calendar days.

11.1.6 If action is taken by an encumbrancer against the Company or any of its direct or indirect subsidiaries to take possession of property or enforce proceedings against any material assets.

11.1.7 If any material final judgement for the payment of monies is made against the Company or any of its direct or indirect subsidiaries and it is not discharged within 20 Business Days from the imposition of such judgement.

11.1.8 If there exists any event, the effect of which with lapse of time or giving of notice, will constitute an event of default or a default under any other agreement for borrowed money in excess or SEK 500,000 entered into by the Company or any of its direct or indirect subsidiaries.

11.1.9 If there exists any state of facts which have or are reasonably likely to have a material adverse effect on the business, operations, assets, financial condition or prospects of the Company or its direct or indirect subsidiaries such that their ability to comply with this Agreement or the Convertibles is materially impaired.

11.2 If an Event of Default occurs and is continuing, the Lender may by notice to the Borrower demand immediate repayment of the Convertibles and the Borrower agrees to pay the Convertibles in accordance with the notice subject to Section 2 of the Convertibles.


12.      Expenses

         The Company shall reimburse the Lender for all of its reasonable external and internal costs, on a fully loaded basis, without profit relating to the transaction covered by this Agreement including the cost relating prior to signing this Agreement, the future administration of the Convertible and the enforcement of its rights hereunder.

13.      Announcements

13.1     Announcement, Communication or Circular

           The Borrower shall not without the Lender's written consent, make or send any announcement, communication or circular relating to the subject matter of this Agreement such consent not to be unreasonably withheld.

           Lender or any of its Affiliated Companies may however give adequate market information relating to their loan to the Borrower which information shall be disclosed to the chairman of the board of directors of the Borrower prior to it being released.

13.2       Content of Announcement

           Clause 13.1 does not apply to an announcement, communication or circular required by law or by the rules of any stock exchange or by any governmental authority, in which event the party required to make or send such announcement, communication or circular shall, where practicable, first consult with the Borrower as to the content of such announcement.

14.        Confidentiality

           The Parties shall hold in confidence and not use in any manner any confidential documents or other information concerning the businesses of any of the Parties, provided that these restrictions shall not apply to any information that (i) a Party has been required to disclose by law or by any applicable stock exchange regulations or
           (ii) a Party can show to have been, at the time of disclosure or use, in the public domain, by publication or otherwise, except by violation of this Agreement on behalf of any Party or their respective representatives.



15.      Miscellaneous

15.1 This Agreement can not be amended unless made in writing and duly signed by or on behalf of the Lender and the Company.

15.2 This Agreement can not be transferred, assigned, pledged or hypothecated by any Party hereto other than by operation of law.

16.      Notices

16.1 Any notice or other communication under or in connection with this Agreement shall be given in writing or by facsimile to the Party due to receive such notice. Any such notice will be deemed to be given as follows:

         a) if in writing, when delivered; and

         b) if by facsimile, when received.


         However, a notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given at the opening of business on the next working day in that place.

16.2 The addresses and facsimile numbers of each Party for all notices under or in connection with this Agreement are:

           a) in the case of the Lender;

           c/o Michael Ryan
           Mc Cann Fitzgerald
           2 Harbourmaster Place
           International Financial Service Cente
           Dublin, Ireland
           353 1 824 0010

           with a copy to

           President
           US Energy Systems Inc.
           One Lexington
           Fourth Floor
           White Plains N.Y. 10601
           Fax: 914 993 5190

           With a copy to

           EIC Partners AG
           Generale-Wille Strasse 59 P.O. Box 35
           CH-8706 Feldmeilen Switzerland
           Fax: 41 1318 3411 until 15 April 2002

                  41 4384 410 01 as of 15 April 2002

           b) in the case of the Company;

           Gigantissimo 2321 AB, to be renamed Narvarme Acquisition III AB, Kanalvagen 15, 183 85 Taby, Sweden

           or such other as a Party may notify to the other Party by no less than five (5) business day's notice .

           All notices and communication between the Parties shall be in English unless otherwise agreed.



17.        Governing law and disputes

17.1 This Agreement shall be governed by and construed and enforced in accordance with Swedish law.

17.2 Any dispute, controversy or claim arising out of or in connection with this Agreement, or the breach, termination or invalidity thereof, shall be settled by arbitration in accordance with the Rules of the Arbitration Institute of the Stockholm Chamber of Commerce. The arbitral tribunal shall be composed of three arbitrators. The place or arbitration including the making of the award shall be Stockholm, Sweden. The language to be used in the arbitral proceedings shall be English.

                                  _____________


           This Fnancing Agreement has been executed in two copies, of which the parties have taken on each.





           Gigantissimo 2321 AB
           Stockholm, March 11, 2002


           By: _____________________                 By: _____________________


          Title: ____________________              Title: ____________________

           PRESENT when the Common Seal of SCANDINAVIA ENERGY FINANCE LIMITED was affixed hereto:




          _____________________________________

           Director





           _____________________________________

           Director/Secretary